LETTER OF TRANSMITTAL

FELICITAS PRIVATE MARKETS FUND

EXHIBIT C

LETTER OF TRANSMITTAL

Regarding Shares in

FELICITAS PRIVATE MARKETS FUND

Tendered Pursuant to the Offer to Purchase
Dated August 18, 2026

THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY UMB FUND SERVICES, INC.

BY SEPTEMBER 15, 2026.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 11:59 P.M., EASTERN TIME, ON SEPTEMBER 15, 2026,

UNLESS THE OFFER IS EXTENDED.

Complete This Letter Of Transmittal And Return To:

Felicitas Private Markets Fund

c/o UMB Fund Services, Inc.

235 W. Galena Street

Milwaukee, WI 53212

Attention: Tender Offer Administrator

Phone: (888) 884-8810

Fax: (816) 860-3140

Email: AutoAIProcessing@umb.com*

*IMPORTANT: this email will not reply to responses, for inquiries related to your Tender Offer please use the phone number above. All emails sent to the automated inbox are auto encrypted; any documents sent with additional encryption or password protected will not be received. Please submit one Tender Offer per email. Supporting documentation may be sent as additional attachments.

Letter of Transmittal Page 1 of 4

FELICITAS PRIVATE MARKETS FUND

Ladies and Gentlemen:

The undersigned hereby tenders to Felicitas Private Markets Fund, a closed-end, non-diversified management investment company organized as a statutory trust under the laws of the State of Delaware (the “Fund”), some or all of the shares of beneficial interest in the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated August 18, 2026 (the “Offer”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Shares tendered hereby.

A promissory note (the “Promissory Note”) for the value of the purchased Shares will be held by UMB Fund Services, Inc. (“UMBFS”) on behalf of the undersigned. Upon written request by the undersigned to UMBFS, UMBFS will mail the Promissory Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund. The initial payment of the purchase amount for the Shares tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal.

The Promissory Note will also reflect the “Final Payment” portion of the purchase amount, if any, as described in Section 7 of the Offer. Any Final Payment of cash due pursuant to the Promissory Note will also be made by wire transfer of the funds to the undersigned’s account as provided herein. The undersigned recognizes that the amount of the initial payment of the purchase amount for Shares will be based on the unaudited value of the Fund as of September 30, 2026, subject to an extension of the Offer as described in Section 8 of the Offer and less any early repurchase fee relating to such Shares. The Final Payment will be payable in full no later than two business days following the completion of the Fund’s next annual audit. It is anticipated that the annual audit of the Fund’s financial statements will be completed no later than 60 days after the fiscal year-end of the Fund.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.

PLEASE MAIL, FAX OR EMAIL TO:

FELICITAS PRIVATE MARKETS FUND, c/o UMB FUND SERVICES, INC., 235 W. GALENA Street, MILWAUKEE, WI 53212, Attention: Tender Offer Administrator. FOR ADDITIONAL INFORMATION: PHONE: (888) 884-8810 OR FAX: (816) 860-3140.

EMAIL: AUTOAIPROCESSING@UMB.COM (IMPORTANT: ALL EMAILS SENT TO THE AUTOMATED INBOX WILL BE AUTO ENCRYPTED; ANY DOCUMENTS WITH ADDITIONAL ENCRYPTION OR PASSWORD PROTECTION WILL NOT BE RECEIVED. PLEASE SUBMIT ONE TENDER OFFER PER EMAIL. SUPPORTING DOCUMENTATION MAY BE SENT AS ADDITIONAL ATTACHMENTS).

Letter of Transmittal Page 2 of 4

LETTER OF TRANSMITTAL

Valuation Date: September 30, 2026

Tender Expiration Date: 11:59 p.m. ET, September 15, 2026

PLEASE COMPLETE PARTS 1, 2, 3, AND 4

PLEASE MAIL, FAX OR EMAIL TO:
Felicitas Private Markets Fund	FOR ADDITIONAL INFORMATION:
UMB Fund Services, Inc.	PHONE: (888) 884-8810
235 W. Galena St.	FAX: (816) 860-3140
Milwaukee, WI 53212	EMAIL : AUTOAIPROCESSING@UMB.COM

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

PART 1 – NAME AND ADDRESS

Fund Acct #:
Full Account Registration Line 1:
Full Account Registration Line 2:
Telephone Number:

Advisor Firm Name:
Advisor Rep Name
Advisor Telephone Number:

FOR CUSTODIAL ACCOUNTS ONLY (IRA, 401k, ETC.)
Custodial Account #:
Custodian Name:
Custodian Address:
Custodian City, State, Zip:
Custodian Telephone Number:

PART 2 – AMOUNT OF SHARES IN THE FUND BEING TENDERED:

☐ Class Y (FPMYX)

If tendering more than one share class, please submit a separate form for each class

☐ Entire amount of Shares

If less than all Shares being tendered, indicate the amount of the undersigned’s number of Shares being tendered:

,	,	.

If less than all Shares being tendered and you prefer to tender a specific dollar amount, indicate the dollar amount of the undersigned’s Shares being tendered:

$	,	,	.

Letter of Transmittal Page 3 of 4

LETTER OF TRANSMITTAL

PART 3 – PAYMENT

PAYMENT GUIDELINES: PROCEEDS FROM TAX DEFERRED AND TAX EXEMPT REGISTRATION TYPES ARE REQUIRED TO BE RETURNED TO THE CUSTODIAN ON RECORD.

If you invest in the fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary before submitting your tender request.

Please Deliver All Proceeds via Federal Wire to the Following:

Bank Name:
ABA Routing Number:
For Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:
Name(s) on Investors Account:
Investor Account Number at Broker:

HOLDBACK PAYMENTS: Holdback payments will be delivered after the Fund’s audit is complete at the end of the Fiscal Year to the same wire instruction the tender proceeds are delivered to. If alternate payment instructions are needed for the holdback, please contact UMB Fund Services, Inc. (“UMBFS”) at the (888) 884-8810 for instructions.

PROMISSORY NOTE: The Promissory Note reflecting both the initial payment and the Final Payment portion of the purchase amount, as applicable, will be held by UMBFS on the undersigned’s behalf. Upon a written request by the undersigned to UMBFS, UMBFS will mail the Promissory Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund.

PART 4 - SIGNATURE(S)

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

THIS DOCUMENT REQUIRES A MEDALLION SIGNATURE GUARANTEE BELOW ONLY WHEN AUTHORIZED SIGNER(S) INSTRUCT THE FUND TO SEND TENDER PROCEEDS TO AN ACCOUNT OTHER THAN THE BROKER/CUSTODIAN ACCOUNT OF RECORD.

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

Letter of Transmittal Page 4 of 4